                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.                  [ ] Confidential, for use of the Commission only
                                                      (as permitted by Rule 14a-6(e)(2)).
[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           ARI Network Services, Inc.
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:


-----------------------------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:


-----------------------------------------------------------------------------------------------------

(3)      Per unit price or other underlying value of transaction computed pursuant to
         Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


-----------------------------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:


-----------------------------------------------------------------------------------------------------

(5)      Total fee paid:


-----------------------------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.


-----------------------------------------------------------------------------------------------------

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
         and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:


-----------------------------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:


-----------------------------------------------------------------------------------------------------

(3)      Filing Party:


-----------------------------------------------------------------------------------------------------

(4)      Date Filed:

-----------------------------------------------------------------------------------------------------

                           ARI NETWORK SERVICES, INC.
                      11425 West Lake Park Drive, Suite 900
                           Milwaukee, Wisconsin 53224

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 12, 2002


To the Shareholders of ARI Network Services, Inc.:

        The 2002 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the headquarters of ARI Network Services, Inc., 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin, on Thursday, December 12, 2002 at 9:00 a.m., local time, for the following purposes:

        1.      To elect one director to serve until 2005.

        2.      To approve amendments to the Company's 2000 Stock Option Plan.

        3. To approve an amendment to the Company's 2000 Employee Stock Purchase Plan.

        4. To ratify the appointment of Ernst & Young LLP as independent auditors.

        5. To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business on October 25, 2002 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

        HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

        By order of the Board of Directors,



                                                   Timothy Sherlock, Secretary
                                                   November 19, 2002

                           ARI NETWORK SERVICES, INC.
                      11425 West Lake Park Drive, Suite 900
                           Milwaukee, Wisconsin 53224
                                 (414) 973-4300

                                 PROXY STATEMENT

        The Board of Directors of ARI Network Services, Inc. (the "Company") submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on October 25, 2002 will be entitled to one vote for each share of Common Stock registered in such shareholder's name. As of October 25, 2002, the Company had outstanding 6,329,301 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company's shareholders commencing on or about November 19, 2002.

        Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

        UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF THE INDIVIDUAL NOMINATED TO SERVE AS DIRECTOR AND FOR THE OTHER PROPOSALS. THE DIRECTOR WILL BE ELECTED BY A PLURALITY OF VOTES CAST AT THE MEETING (ASSUMING A QUORUM IS PRESENT). IN OTHER WORDS, THE NOMINEE RECEIVING THE LARGEST NUMBER OF VOTES WILL BE ELECTED. ANY SHARES NOT VOTED, WHETHER BY WITHHELD AUTHORITY, BROKER NON-VOTE OR OTHERWISE, WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS EXCEPT TO THE EXTENT THAT A FAILURE TO VOTE FOR AN INDIVIDUAL RESULTS IN ANOTHER INDIVIDUAL RECEIVING A LARGER NUMBER OF VOTES. ANY VOTES ATTEMPTED TO BE CAST "AGAINST" A CANDIDATE ARE NOT GIVEN LEGAL EFFECT AND ARE NOT COUNTED AS VOTES CAST IN AN ELECTION OF DIRECTORS. THE OTHER PROPOSALS WILL BE APPROVED IF THE AFFIRMATIVE VOTES EXCEED THE VOTES CAST AGAINST. BROKER NON-VOTES AND ABSTENTIONS ARE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE MEETING BUT ARE NOT AFFIRMATIVE VOTES OR VOTES AGAINST AND, THEREFORE, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTING.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 15, 2002.


                NAME OF                                    AMOUNT AND NATURE OF
           BENEFICIAL OWNERS                             BENEFICIAL OWNERSHIP (1)       PERCENT
           -----------------                             ------------------------       -------

WITECH Corporation (2)                                          1,130,308                17.8%
N16 W23217 Stone Ridge Drive
Waukesha, WI  53188

Briggs & Stratton Corporation                                     840,000                13.3%
12301 West Wirth Street
Milwaukee, WI  53201

John C. Bray                                                       95,624                 1.5%

Gordon J. Bridge                                                   72,916                 1.1%

Brian E. Dearing                                                  190,509                 3.0%

                NAME OF                                    AMOUNT AND NATURE OF
           BENEFICIAL OWNERS                             BENEFICIAL OWNERSHIP (1)       PERCENT
           -----------------                             ------------------------       -------

Ted C. Feierstein                                                  15,639                    *

Michael E. McGurk                                                  80,596                 1.3%

Timothy Sherlock                                                   21,250                    *

Frederic G. Tillman                                                47,665                    *

Richard W. Weening (3)                                            157,542                 2.5%

All executive officers and directors as a group                   600,001                 8.9%
(9 persons)


-----------------------
* Less than 1%

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options and warrants exercisable within 60 days of October 15, 2002 as follows: Mr. Bray (92,750 shares), Mr. Bridge (58,416 shares), Mr. Dearing (82,000 shares), Mr. Feierstein (15,639 shares), Mr. McGurk (71,750 shares), Mr. Sherlock (21,250 shares), Mr. Tillman (41,875 shares), Mr. Weening (21,205 shares), and all other executive officers and directors as a group (417,385 shares).

(2) WITECH's shares include 30,000 shares subject to warrants. Excludes 20,350 shares of non-voting, non-convertible Series A Preferred Stock (the entire series) also owned by WITECH.

(3) Includes options for 21,205 shares. Mr. Weening's total also includes 40,677 shares held by Quaestus Limited Partnership ("QLP"), 10,000 shares held by Quaestus Management Corp. ("QMC"), 85,000 shares held by RPI Holdings, Inc. ("RPI"), 535 shares held by Tenancy in Common with a third party and 125 shares held by his spouse. Mr. Weening disclaims any beneficial ownership in the shares held by third parties in excess of his pecuniary interest.

        On April 27, 2000, the Company issued and sold, (i) a convertible subordinated debenture in the amount of $4,000,000 due on April 27, 2003 (the "Debenture"), convertible into shares of the Company's Common Stock, (ii) warrants to purchase 600,000 shares of Common Stock (the "Warrants"), and (iii) an investment option to purchase 800,000 shares of Common Stock (the "Investment Option"). The Investment Option expired on October 27, 2001 and the Warrants expire on April 27, 2005. The Debenture is convertible into Common Stock at $4 per share and the Warrants are exercisable at $6 per share, subject in each case to certain anti-dilution adjustments. Under the terms of the Debenture and the Warrants, the Debenture is convertible and the Warrants are exercisable by the holder only to the extent that the number of shares of Common Stock issuable, together with the number of shares of Common Stock owned by the holder and its affiliates, would not exceed 4.9% of the Company's outstanding Common Stock at the time of conversion or exercise. In certain circumstances where the Company has the right to force conversion of the Debenture, the holder's percentage ownership may exceed 4.9% but cannot exceed 9.9%. Except as described above, the holder cannot acquire more than 4.9% of the Company's Common Stock at one time, and is not included in the table above or in "Certain Transactions," below. As described in more detail in the Company's annual report on Form 10-K for the fiscal year ended July 31, 2002 under "Item 3 -- Legal Proceedings," the Company has filed a lawsuit to enforce an agreement relating to the buy-back of the debenture and warrants. The Company has received a purported demand for immediate payment of the Debenture, but intends to vigorously contest the validity of this demand.

                              ELECTION OF DIRECTORS

        The Company's directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will elect one director to serve until 2005.

                         NOMINEES FOR ELECTION TO SERVE
                        UNTIL THE ANNUAL MEETING IN 2005

        BRIAN E. DEARING, 47; Mr. Dearing, is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

                              DIRECTORS WHOSE TERMS
                      EXPIRES AT THE ANNUAL MEETING IN 2003

        GORDON J. BRIDGE, 60; Mr. Bridge, a director since December 1995, owns and operates a consulting firm in New Jersey. From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and CEO of SurferNETWORK and from November 1995 to January 2000, Mr. Bridge was Chairman of the Board of ConnectInc.com Company. Mr. Bridge held various executive management positions with AT&T from 1988 to 1995, culminating in his appointment as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years. Mr. Bridge holds a B.A. in Mathematics from Bradley University.

        TED C. FEIERSTEIN, 44; Mr. Feierstein, a director since January 2000, is a partner in Ascent Partners ("Ascent"), a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies. Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund. Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund. Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

                              DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 2004

        RICHARD W. WEENING, 56; Mr. Weening, a director since 1981, organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. ("RPI"). He served as President and Chief Executive Officer of the Company until October 1987, Chairman and Chief Executive Officer of the Company until October 1990, and Chairman of the Board of Directors until 1997. Mr. Weening is also the Chief Executive Officer of QUAESTUS Management Corporation, an asset management and merchant banking firm. Mr. Weening has served as President of RPI from 1972 to the present.

        The Board of Directors held twenty meetings in fiscal 2002. Each incumbent director attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served, during the period for which he has been a director or served on the Committee.

        The Company's Board of Directors has established an Audit Committee which is currently comprised of Mr. Bridge and Mr. Weening. The Board of Directors has adopted a written charter which was included in the annual proxy statement for fiscal year 2000. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2002 is set forth in the "Report of the

Audit Committee," included in this annual proxy statement. The members of the Audit Committee are independent under the rules adopted by the NASD regarding the independence of audit committee members.

        The Company's Board of Directors has established a Compensation Committee that currently is composed of Mr. Bridge and Mr. Feierstein. The duties of the Compensation Committee are to approve all executive compensation and to administer the Company's 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan and the 2000 Stock Option Plan. The Compensation Committee met three times during fiscal 2002.

        The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

        During fiscal 2002, non-employee directors received options for 800 shares of the Company's Common Stock on the first business day of the calendar year and options for an additional 800 shares for each meeting of the Board and 400 shares for each meeting of a Committee attended by the director. The options had a 10-year term, were exercisable one year after issuance and had an exercise price equal to the fair market value of the stock on the date of grant. In addition, in fiscal 2002, directors were compensated for Special Committee work as follows: Mr. Bridge - $8,700 and Mr. Feierstein - $33,325.

                             EXECUTIVE COMPENSATION

        The following table sets forth compensation for the last three fiscal years for each of the Company's executive officers whose salary and bonus during fiscal 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                           Long Term
                                                            Annual Compensation                          Compensation
                                                  -----------------------------------------     --------------------------------

                                                                                                    Awards            Payouts
                                                                                                    ------            -------

                                                                                                  Securities
             Name and                                                         Other Annual        Underlying             LTIP
        Principal Position               Year       Salary         Bonus       Compensation      Options/SARs (#)      Payouts($)
------------------------------------    -----     ----------    ----------    -------------     ----------------     -----------

Brian E.  Dearing,                       2002     $ 171,612     $  56,958       $      --           15,000            $  26,097
President and Chief Executive            2001     $ 170,000     $  41,621       $      --           30,000            $  22,913
Officer                                  2000     $ 161,538     $  20,625       $      --           25,000            $   8,756


Timothy Sherlock                         2002     $ 161,590     $  25,679       $      --            5,000            $   3,433
Chief Financial Officer, Secretary,      2001     $  49,231     $   1,211       $      --           40,000            $      --
Treasurer and VP of Finance (1)


John C.  Bray,                           2002     $ 141,637     $  17,814       $      --           10,000            $   9,098
Vice President of New Market             2001     $ 140,000     $   8,498       $  42,600           20,000            $  10,183
Development (2)                          2000     $ 135,769     $   9,167       $  10,000           15,000            $   3,891


Michael E.  McGurk,                      2002     $ 119,353     $  35,371       $      --           10,000            $  13,456
Vice President of Technology             2001     $ 110,000     $  27,289       $      --           13,000            $  10,646
Operations                               2000     $ 105,769     $  11,458       $      --            7,500            $   2,781


Frederic G.  Tillman,                    2002     $ 116,939     $  34,768       $      --           17,500            $  10,675
Vice President of Technology             2001     $ 115,600     $  27,289       $      --           15,000            $   7,865
Development                              2000     $ 110,769     $  11,458       $      --           30,000            $      --

---------------------------------

(1) Mr. Sherlock joined the company in April 2001.

(2) Mr. Bray's other annual compensation consists of commission paid on new sales.


        The table below provides information regarding option grants in the year ended July 31, 2002 to the persons named in the Summary Compensation Table.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                NUMBER OF            PERCENT OF TOTAL
                               SECURITIES          OPTIONS/SARS GRANTED
                               UNDERLYING            TO EMPLOYEES IN
                              OPTIONS/SARS           FISCAL YEAR (1)           EXERCISE OR BASE
          NAME                GRANTED # (1)                                     PRICE ($/SHARE)          EXPIRATION
-------------------------   ------------------    -----------------------    ----------------------    ---------------
Brian E.  Dearing                 15,000                  18.0%                     $0.2700               10/30/11

Timothy Sherlock                   5,000                   6.0%                     $0.2700               10/30/11

John C.  Bray                     10,000                  12.0%                     $0.2700               10/30/11



Michael E.  McGurk                10,000                  12.0%                     $0.2700               10/30/11

Frederic G.  Tillman               7,500                   9.0%                     $0.2800               09/07/11
                                  10,000                  12.0%                     $0.2700               10/30/11

(1) All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest in four equal annual increments beginning on the last day of the fiscal year (July 31) during which the options were granted. Under the terms of the Plan, the Compensation Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares. To date, the Company has never repriced any stock options.

        The table below provides information regarding the exercises of stock options during fiscal 2002 and the value of stock options held at July 31, 2002 by the persons named in the Summary Compensation Table.


                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                SHARES                               UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON          VALUE                  OPTION/SARS AT                  FISCAL YEAR END
          NAME               EXERCISE (#)      REALIZED ($)           FISCAL YEAR END (#)           EXERCISABLE/UNEXERCISABLE
                                                                   EXERCISABLE/UNEXERCISABLE                   (1)
-------------------------    -------------    ---------------    -------------------------------    --------------------------

Brian E.  Dearing                    --       $       --                     82,000/32,500                $         --

Timothy Sherlock                     --       $       --                     21,250/23,750                $         --

John C.  Bray                        --       $       --                     92,750/21,250                $         --

Michael E.  McGurk                   --       $       --                     71,750/15,875                $         --

Frederic G.  Tillman                 --       $       --                     41,875/28,125                $         --

--------------------
(1) All outstanding options held by the named executive officers had exercise prices greater than the closing sales price of the Common Stock at July 31, 2002.


        The table below provides information regarding long-term incentive plan awards in fiscal 2002 to the persons named in the Summary Compensation Table.


                         LONG-TERM INCENTIVE PLAN AWARDS

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                               UNDER NON-STOCK PRICE-BASED PLANS
                                                                          --------------------------------------------

                                        NUMBER            PERIOD
             NAME                      OF UNITS        UNTIL PAYMENT       THRESHOLD         TARGET         MAXIMUM
-------------------------------      -------------    ----------------    ------------     -----------    ------------

Brian E.  Dearing                        (1)                (2)           $   20,000       $ 20,000       $ 20,000
                                         (1)                (3)           $   33,670       $ 44,893       $ 89,786

Timothy Sherlock                         (1)                (3)           $   17,600       $ 23,467       $ 46,934

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                               UNDER NON-STOCK PRICE-BASED PLANS
                                                                          --------------------------------------------

                                        NUMBER            PERIOD
             NAME                      OF UNITS        UNTIL PAYMENT       THRESHOLD         TARGET         MAXIMUM
-------------------------------      -------------    ----------------    ------------     -----------    ------------

John C.  Bray                            (1)                (2)           $   15,000       $ 15,000       $  15,000
                                         (1)                (3)           $   12,018       $ 16,024       $  32,048

Michael E.  McGurk                       (1)                (2)           $   15,000       $  15,000      $  15,000
                                         (1)                (3)           $   19,577       $  26,102      $  52,204

Frederic G.  Tillman                     (1)                (3)           $   20,179       $  26,905      $  53,810

---------------------
(1) Consists of contingent, deferred cash awards.
(2) Paid out at such time as the Company, in the judgment of the Board, generates sufficient cash resources from operations regardless of whether the participant is then employed by the Company.
(3) Vesting in three equal annual installments starting August 1, 2003 provided the participant is then employed by the Company.

        The Company has entered into Change of Control Agreements ("Change of Control Agreements") with each of its executive officers. The Change of Control Agreements are intended to retain the services of these officers and provide for continuity of management in the event of any "Change of Control," as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a "Change of Control," as defined below, the officer's employment is terminated without cause. For this purpose, "without cause" is defined to include: (i) a significant reduction in the executive's compensation, duties, title or reporting responsibilities; (ii) a change in the executive's job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

        For purposes of the Change of Control Agreements, a "Change of Control" means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI's then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

                              CERTAIN TRANSACTIONS

        During fiscal 2002, the Company had a term loan and a revolving line of credit with WITECH Corporation. The term loan was initially for $1.0 million, payable in equal monthly installments over three years, and the revolving line of credit was for a maximum of $1.0 million. The interest rate on the term loan was at prime plus 4.0% and on the revolving line of credit was prime plus 3.25%. The revolving line of credit terminated on December 31, 2001 and the term loan was repaid in full on October 1, 2002. During fiscal 2002, the Company incurred approximately $29,832 of interest with respect to its borrowings from WITECH.

        On July 8, 1999, Briggs & Stratton Corporation ("Briggs") executed a Master Agreement with the Company (the "Customer Contract"). The Customer Contract provides for the Company to license its electronic commerce and electronic cataloging software to Briggs and its dealers and distributors and to provide certain related professional services. The Customer Contract has an initial term of one year and automatically renews for additional terms of one year each unless either party gives written notice of termination to the other party. On

March 30, 2000 and July 31, 2000, ARI and Briggs signed additional contracts for the license of the Company's Web-based communications and catalog software. The Company invoiced Briggs $232,015 for products and services provided during fiscal 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons, except Mr. Merrifield filed two late Form 4's related to two transactions.

                              PROPOSAL TO AMEND THE
                             2000 STOCK OPTION PLAN

        At the annual meeting, shareholders are being asked to approve amendments to the Company's 2000 Stock Option Plan (the "SOP") to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 shares and to increase the number of shares that may be granted to any one Participant in any one-year period by 400,000 shares. The Board of Directors adopted the amendments on November 7, 2002.

        As of October 15, 2002, there were outstanding options to purchase 402,850 shares of Common Stock which have been granted under the SOP but remain unexercised. These outstanding options have a weighted average exercise price of $0.8873. Of these shares, 197,925 were exercisable as of October 15, 2002. As of October 15, 2002, there were 47,150 shares available for future grants under the SOP.

        The Board believes that the number of shares currently available under the SOP is insufficient in light of the Company's need to use options to attract and retain employees and directors. Given the importance of the SOP in the past in attracting and retaining key personnel, and the importance that will be placed on the SOP in the future, the Board believes that the number of shares available for issuance under the SOP must be increased to allow future option grants to be made. The Board believes that options are an exceptionally important component of compensation, and not having options available would seriously harm the Company.

        The Board believes that the grant of options to employees, directors and certain contractors under the SOP is an attractive way for the Company to be able to retain these personnel while conserving the Company's limited cash resources. In addition, the Board believes that granting stock options which vest over an extended period of time provides the optionee with an incentive to remain with the Company and actively contribute towards improving the Company's performance. The Board further believes that employee and director ownership provides a stronger incentive for these personnel to put forth maximum effort for the long term success and growth of the Company in order to see the value of their ownership grow.

        In addition, management and the Board have reviewed the increased time provided by the non-employee directors of the Company as well as the Company's limited ability to provide cash payments to the directors as compensation for their services. The Company's non-employee directors have been significantly under-compensated for their service for an extended period of time. The Board is considering increasing the number of options granted to non-employee directors due to the significant commitment of time they make to the Company in this challenging environment and due to their prolonged compensation reductions asserted with the Company's stock price decline. To consider an increase in option compensation for the Company's non-employee directors, the number of shares available to be granted under the SOP must be increased.

        Moreover, many of the Company's employees and directors have options that are "underwater" -- that is, the exercise price is higher than the current trading price. The Board believes that underwater options do not provide the proper incentives to employees and directors, and is therefore considering issuing new options to options holders that voluntarily surrender underwater options. Many of the old options were granted under plans that have been terminated and, therefore, greater share availability is needed in the SOP to accomplish the exchange. If an exchange plan were implemented, it is anticipated that the total number of outstanding options would decrease, because options granted under old plans would be replaced with fewer options granted under the SOP. An increase in the number of shares available to an individual will accommodate persons that may have accumulated option grants in excess of 100,000 shares.

        Set forth below for your reference is a summary of the principal features of the SOP. The following summary, however, does not purport to be a complete description of all the provisions of the SOP. Any shareholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224.

DESCRIPTION OF THE STOCK OPTION PLAN

        All directors, employees, or consultants who provide services to the Company (the "Participants") are eligible to receive options to purchase Common Stock under the SOP. At October 15, 2002, approximately 97 persons were eligible. The SOP is designed to provide additional incentive compensation to Participants and provide them with an opportunity to acquire an equity interest in the Company. The SOP is also designed to attract and retain the Company's non-employee directors.

        The SOP is administered by a Compensation Committee appointed by the Board of Directors. Messrs. Gordon Bridge and Ted Feierstein are the current members of the Compensation Committee. Subject to the provisions of the SOP, the Compensation Committee has the authority to determine the exercise prices applicable to the options, the eligible participants to whom and the time or times at which options shall be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable in installments. The Compensation Committee also has authority to interpret the SOP, and to prescribe, amend and rescind the rules and regulations pertaining to the SOP.

        Options granted under the SOP may be either (i) options granted to qualifying employees which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options which may be granted to all Participants.

        Under the SOP, no Participant may be granted options for more than 100,000 shares (500,000 shares if the proposal is approved) during any one-year period. If the proposal is approved by shareholders, the aggregate number of shares of Common Stock that may be issued under the SOP may not exceed 1,450,000. The number of shares reserved under the plan and for which awards may be granted to a Participant may be adjusted, as determined by the Compensation Committee, in the event of certain changes due to a recapitalization, reclassification, merger, spin-off, stock split, stock dividend, or other increase or decrease. No stock options may be granted under the SOP after December 13, 2010.

        Any incentive stock option that is granted under the SOP must be granted at a price no less than the fair market value of the Common Stock on the date of grant (or no less than 110% of the fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Compensation Committee, which may be less than the fair market value of the Common Stock on the date of grant. At October 15, 2002, the closing price of the Company's Common Stock was $0.23 per share.

        Each incentive stock option granted under the SOP is exercisable for a period not to exceed 10 years from the date of grant (or five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon the expiration of the period, or earlier upon termination of the recipient's employment or service with the Company or as determined by the Compensation Committee. These limitations do not apply to non-qualified stock options. The Compensation Committee shall determine the period of time during which an option may be exercised following termination of employment or service due to death or disability, or following termination of employment or service due to retirement.

        The Board of Directors of the Company may amend the SOP at any time, except if shareholder approval is required under tax, securities or any other applicable law. However, the Board may not make an amendment that has an adverse effect on the rights of any Participant or beneficiary of any award granted under the Plan without written consent to the amendment by the affected Participant.

        FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

        The grant and exercise of options issued pursuant to the SOP should cause the federal income tax consequences to the Participant and the Company described below.

        Incentive Stock Options. Incentive stock options under the SOP are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences.

- There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability if any and, to the extent that any incentive stock option is exercisable during any calendar year with respect to shares having, as of the grant date, a fair market value exceeding $100,000, such excess will be treated as a non-qualified stock option.

- If an optionee holds stock through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition of the option, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held more than one year.

- Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax, if any.

- To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled to a corresponding compensation expense deduction in the tax year in which the disposition occurs.

        Non-Qualified Stock Options. At the time any non-qualified option is granted, the optionee will not recognize any taxable income and the Company will not be entitled to any deduction. When an optionee exercises a non-qualified option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the option exercise price. The Company will be entitled to a deduction in an amount equal to the income recognized by the optionee. The basis of the Common Stock received upon the exercise of a non-qualified option will be the exercise price paid plus the amount recognized by the optionee as taxable income attributable to such shares as a result of the exercise.

        When an optionee sells stock acquired by the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the stock will be capital gain or loss if such shares constitute a capital asset in the hands of the optionee. The compensation deduction by the Company upon exercise of non-qualified options by the CEO or any of the other four most highly compensated executive officers may be limited by Section 162(m) of the Code, which limits the deductibility of compensation in any one year to $1,000,000 unless the excess compensation is "performance-based."

        PLAN BENEFITS

        As of the date of this Proxy Statement, none of the 1,000,000 shares that are subject to shareholder approval have been granted. It is not determinable what options will be received by Participants under the SOP in fiscal 2003. However, the following table provides information concerning options awarded to employees and directors in fiscal 2002 under the SOP.

                                               NUMBER
                NAME                        OF OPTIONS(1)
-------------------------------------    --------------------

Brian E.  Dearing                              15,000

Timothy Sherlock                                5,000

John C.  Bray                                  10,000

Michael E.  McGurk                             10,000

Frederic G.  Tillman                           17,500

All current executive officers as a            57,500
group

All current non-employee directors             60,600
as a group

All employees who are not executive            33,500
officers as a group

(1) Additional information concerning the terms and conditions of the options is set forth above under the heading "Options/SAR Grants In Last Fiscal Year."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE STOCK OPTION PLAN AMENDMENTS UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.


                              PROPOSAL TO AMEND THE
                        2000 EMPLOYEE STOCK PURCHASE PLAN

        At the annual meeting, shareholders are being asked to approve an amendment to the Company's 2000 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved for issuance under the ESPP by 100,000 shares. The Board of Directors adopted the amendment on November 7, 2002.

        As of October 15, 2002, 39,061 shares have been purchased under the ESPP, leaving 35,939 shares, of the 75,000 shares originally authorized, remaining for purchase under the ESPP.

        The ESPP was adopted so that the Company could offer its employees a convenient way to purchase shares of the Company's stock at a discounted price through payroll deductions and to provide an incentive for continued employment. The ESPP is an important part of the Company's compensation program. Competitive compensation and benefit programs are a critical component of our efforts to attract and retain qualified employees. Increasing the number of shares authorized and reserved for issuance under the ESPP will enable the Company to continue providing this benefit to new and current employees.

        Set forth below for your reference is a summary of the principal features of the ESPP. The following summary, however, does not purport to be a complete description of all the provisions of the ESPP. Any shareholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 11425 West Lake Park Drive, Suite 900, Milwaukee, Wisconsin 53224.

        DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

        The ESPP is administered by the Compensation Committee of the Board of Directors. In general, all employees of the Company, other than executive officers, are eligible to participate in the ESPP, provided they have a minimum period of continuous service with the Company of at least six months and meet certain limitations provided in the tax code. At October 15, 2002, the Company had approximately 80 employees eligible to participate in the ESPP.

        The ESPP is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code (the "Code"). Eligible employees that elect to participate may have up to 10% of their compensation from the Company withheld pursuant to the ESPP. The amount withheld is then used to purchase shares of Common Stock on the last day of the offering period. An offering period commences on January 1 and ends on December 31 of each year. The price of the Common Stock purchased under the ESPP during an offering period is equal to the lower of either 85% of the fair market value of the Company's shares on the first day of the offering period or 85% of the fair market value of the Company's shares on the last day of the offering period. At October 15, 2002, the closing price of the Company's Common Stock was $.23 per share.

        An employee may not be granted a purchase right for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company. An employee cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. Purchase rights granted under the ESPP are not transferable except by will or by the laws of descent and distribution and are exercisable only by the employee during the employee's lifetime.

        The Board of Directors of the Company may, from time to time, amend the ESPP in any respect. However, no amendment may be made without the approval of the Company's shareholders if shareholder approval is required for such amendment under applicable tax, securities or other law.

        FEDERAL INCOME TAX CONSEQUENCES OF THE ESPP

        The following information is a general summary of some of the current federal income tax consequences of the ESPP to participants and to the Company. Tax laws may change, and actual tax consequences will depend on an employee's individual circumstances as well as state and local tax laws. The Company encourages all participating employees to seek tax advice when they participate in the ESPP.

        Tax Treatment of Participating Employees. Participating employees will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participating employee disposes of the shares. If the participating employee holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participating employee dies while owning the shares, the participating employee will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participating employee will have a long-term capital loss for the difference between the purchase price and the sale price. If a participating employee sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participating employee will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

        Tax Treatment of the Company. When a participating employee recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

        PLAN BENEFITS

        As of the date of this Proxy Statement, none of the 100,000 shares that are subject to shareholder approval have been purchased. Because participation in the ESPP is voluntary, the benefits or amounts that will be received in the future by any person or group under the ESPP cannot presently be determined. However, the following table provides information concerning benefit or amounts received by employees and directors in fiscal 2002 under the ESPP. Executive officers and directors are not eligible to participate.



                                               NUMBER
                NAME                          OF SHARES
-------------------------------------    --------------------

Brian E.  Dearing                                 -

Timothy Sherlock                                  -

John C. Bray                                      -

Michael E.  McGurk                                -

Frederic G.  Tillman                              -

All current executive officers as a               -
group

All current non-employee directors                -
as a group

All employees who are not executive            39,061
officers as a group

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.



                      RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as principal accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2003 and is seeking the ratification of this appointment by the shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

        A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                   AUDIT FEES

        Aggregate fees billed by Ernst & Young LLP for audit related services were $110,835. Fees for the last annual audit and reviews of the quarterly statements were $106,550 and fees for audit related services were $4,285. Audit related services generally include fees for SEC registration statements and accounting consultations.

                      FINANCIAL INFORMATION SYSTEMS DESIGN
                             AND IMPLEMENTATION FEES

        Ernst & Young LLP received no fees from the Company for financial information systems design and implementation.

                                 ALL OTHER FEES

        The aggregate fees billed by Ernst & Young LLP for non-audit related and non-information systems related services were $5,035.


                      EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information about shares of the Company's Common Stock outstanding and available for issuance under the Company's existing equity compensation plans, the 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The table details securities authorized for issuance under the Company's equity compensation plans as of July 31, 2002, exclusive of the proposed increase in the number of shares as set forth in the proposal to amend the SOP. The table below does not include stock option grants, exercises or cancellations since July 31, 2002 and, in accordance with SEC rules, excludes information concerning the Company's 401(k) plan. The Company stopped issuing options or other equity grants under the 1991 Incentive Stock Option Plan, however, there are options outstanding under the 1991 Incentive Stock Option Plan.


EQUITY COMPENSATION PLAN INFORMATION

------------------------------------------------------------------------------------------------------------
PLAN CATEGORY                     NUMBER OF SECURITIES   WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                  TO BE ISSUED UPON      EXERCISE PRICE OF       REMAINING AVAILABLE FOR
                                  EXERCISE OF            OUTSTANDING OPTIONS,    FUTURE ISSUANCE UNDER
                                  OUTSTANDING OPTIONS,   WARRANTS AND RIGHTS     EQUITY COMPENSATION PLANS
                                  WARRANTS AND RIGHTS                            [EXCLUDING SECURITIES
                                                                                 REFLECTED IN COLUMN (a)]
                                            (a)                  (b)                         (c)
------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS                  962,323               $3.5446                   83,089
APPROVED BY SECURITY HOLDERS
------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT             [N/A]                  [N/A]                     [N/A]
APPROVED BY SECURITY HOLDERS(1)
------------------------------------------------------------------------------------------------------------
TOTAL                                      962,323                                         83,089
------------------------------------------------------------------------------------------------------------

(1) The Company does not maintain equity compensation plans which have not been approved by shareholders.

                                  OTHER MATTERS

OTHER PROPOSED ACTION

        The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

SHAREHOLDER PROPOSALS

        All proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting must be received by the Company at its executive offices on or before September 13, 2003, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 22, 2003 to be considered for inclusion in the proxy statement for that meeting.

COSTS OF SOLICITATION

        The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. The Company has engaged Morrow & Co., a proxy solicitation firm, to aid in the solicitation of proxies at a cost of $3,500 plus reimbursement of reasonable and customary expenses. In addition, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, facsimile or personal solicitation.

        SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 11425 WEST LAKE PARK DRIVE, SUITE 900, MILWAUKEE, WISCONSIN 53224.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Timothy Sherlock, Secretary
                                       November 19, 2002

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The duties of the Audit Committee are to:
(1) evaluate the independent auditors; (2) make recommendations as to the selection of independent auditors; (3) review the audit plan and scope with the independent auditors; (4) review audit results; (5) review transactions between management and the Company; (6) review reports of the accounting staff of the Company and its auditors as to the adequacy and quality of its system of internal controls; and (7) make appropriate inquiries regarding financial matters to the auditors and others. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal 2002.

        In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.


/s/ GORDON J. BRIDGE
----------------------------------------------
Gordon J. Bridge, Audit Committee Member


/s/ RICHARD W. WEENING
----------------------------------------------
Richard W. Weening, Audit Committee Member

                                                                       EXHIBIT A


                           ARI NETWORK SERVICES, INC.
                             2000 STOCK OPTION PLAN


         1. Objectives. The ARI Network Services, Inc. 2000 Stock Option Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

         2. Definitions.

                  (a) "Award" shall mean the grant of any Stock Option to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

                  (b) "Award Agreement" shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

                  (c) "Board" shall mean the Board of Directors of ARI Network Services, Inc.

                  (d) "Cause" shall mean (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Employee which specifically identifies the manner in which the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Plan, no act or failure to act on the Employee's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

                  (e) "Change of Control" shall mean the first to occur of the following:

                           (i) the acquisition by an individual, entity or
                  group, acting individually or in concert (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

                           (ii) consummation of a reorganization, merger or
                  consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                           (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (f) "Common Stock" or "stock" shall mean the $.001 par value common stock of ARI Network Services, Inc.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Committee" shall mean the Compensation Committee of the Board of the Company.

                  (i)  "Company" shall mean ARI Network Services, Inc.

                  (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the Nasdaq National Market as reported in the Midwest Edition of The Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on such exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Common Stock is initially sold to the public pursuant to the offering.

                  (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

                  (l) "Plan" shall mean this ARI Network Services, Inc. 2000 Stock Option Plan.

                  (m) "Stock Option" shall mean a grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of a nonqualified stock option for all Participants or an incentive stock option ("ISO") for Participants who are qualifying employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the
         Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

         3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company. However, incentive stock options within the meaning of Section 422 of the Code may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

         4. Common Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 1,450,000 shares of Common Stock, all of which may be in the form of incentive stock options within the meaning of
Section 422 of the Code. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either directly or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Awards aggregating more than 500,000 shares of Common Stock reserved under the Plan in any one calendar year. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

         5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. All decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, Participants, and their estates and beneficiaries.

         6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

         7. Awards. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolicitation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives. In all events, all Awards will become fully vested and immediately exercisable if the Participant is in the service of the Company upon the occurrence of a Change of Control.

         8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock either directly or by attestation, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, valued at Fair Market Value on the date of exercise, or any combination thereof.

         9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes (but only the minimum amount required by law) or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         10. Amendment or Termination of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

                  (a) subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

                  (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

         11. Termination of Service. If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise. If the status of a Participant's relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship. Notwithstanding the foregoing, if a Participant's service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

                  (a) Retirement. When a Participant's employment or service terminates as a result of retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.

                  (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

                  (c)  Death or Disability of a Participant.

                           (i) In the event of a Participant's death, the
                  Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

                           (ii) In the event a Participant is deemed by the
                  Company to be disabled within the meaning of the Company's long-term disability plan, or, if the Company does not have such a plan, Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                           (iii) After the death or disability of a Participant,
                  the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; and (2) accelerate any or all installments and rights.

                           (iv) In the event of uncertainty as to interpretation
                  of or controversies concerning this paragraph (c) of Section 11, the Committee's determinations shall be binding and conclusive.

                  (d) No Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by, or service with, the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service with the Company or on the Board at any time.

         12.  Nonassignability. Except as provided in subsection (c) of
Section 11 and this Section 12, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue and spouses of his issue.

         13. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, spin-off, or similar event, the Committee shall equitably adjust (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

         14. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

         15. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

         16. Effective and Termination Dates. The effective date of the Plan is December 14, 2000. The Plan shall terminate on December 13, 2010, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

         17. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                                                                       EXHIBIT B


                           ARI NETWORK SERVICES, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN



         1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change of Control" shall mean the first to occur of the following:

                  (i) the acquisition by an individual, entity or group, acting individually or in concert (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

                  (ii) consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                  (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean the Compensation Committee of the Board or such other persons or committee as the Board shall designate to administer the Plan.

         (e) "Common Stock" shall mean the $.001 par value common stock of the Company.

         (f) "Company" shall mean ARI Network Services, Inc., a Wisconsin corporation.

         (g) "Designated Subsidiary" shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible corporation which has been designated by the Board or Committee from time to time as not eligible to participate in the Plan.

         (h) "Employee" shall mean any regular full time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least (a) 20 hours per week or (b) five months in any calendar year.

         (i) "Employer Corporation" shall mean the corporation which employs the Employee.

         (j)      "Enrollment Date" shall mean the first day of each Offering
Period.

         (k) "Enrollment Period" shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Offering Period.

         (l)      "Exercise Date" shall mean the last day of each Offering
Period.

         (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  (1) If the Common Stock is listed on the Nasdaq National Market (the "Nasdaq"), its Fair Market Value shall be the closing sales price for such stock as quoted on the Nasdaq for the date of such determination (or if no sale of Common Stock of the Company is made on the Nasdaq on any such date, then the closing price of the Common Stock of the Company on the next preceding day on which a sale was made on said Nasdaq), as reported in the Midwest Edition of The Wall Street Journal or such other source as the Board deems reliable; or

                  (2) If the Common Stock is not so listed, the Fair Market Value thereof shall be determined in good faith by the Committee.

         (n) "Offering Period" shall mean a period of approximately twelve (12) months at the end of which an option granted pursuant to the Plan may be exercised, commencing on January 1 and ending on December 31. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

         (o) "Parent Corporation" shall have the same meaning as contained in Section 424(e) of the Code.

         (p) "Plan" shall mean this ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

         (q) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         (r) "Subsidiary Corporation" shall have the same meaning as contained in Section 424(f) of the Code.

         3.       Eligibility.

         (a) Any person who is an Employee, other than executive officers, will be eligible to participate in the Plan provided he or she has a minimum period of continuous service with the Company of six (6) months as of the first day of an Offering Period.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent Corporation or Subsidiary Corporation or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent Corporation(s) and Subsidiary Corporation(s) accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first business day on or after January 1 each year, or on such other date as the Committee shall determine. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval.

         5.       Participation.

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Committee and filing it with the Company's payroll department during the applicable Enrollment Period. A participant must file a new subscription agreement for each Offering Period.

         (b) Payroll deductions for a participant shall begin on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner discontinued or terminated by the participant as provided in Section 6(c) or Section 10 hereof.

         6.       Payroll Deductions.

         (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount set forth in the subscription agreement, stated in terms of whole dollars not less than $5 for each pay period or in whole number percentages, up to a maximum of 10% of the compensation to be received during the Offering Period (or during such portion thereof in which an Employee may elect to participate). Notwithstanding the foregoing, the Committee annually may determine, in its sole discretion, to establish any maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

         (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

         (c)      A participant may withdraw from the Plan as provided in
Section 10 hereof. Alternatively, a participant may elect to discontinue making additional payroll deductions during the Offering Period by completing and filing with the Company's payroll department a written notice in such form approved by the Committee. The election shall be effective no later than the first payroll date following ten (10) business days after the Company's receipt of the notice. If a participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock at the end of the Offering Period subject to the other terms of the Plan. A participant may increase or decrease his or her payroll deduction rate by filing a new subscription agreement at least ten (10) business days before the beginning of the pay period during which such increase or decrease is to take effect. A participant's payroll deduction rate may be increased only once and reduced only once during any Offering Period.

         (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock and the Company is authorized to take any action reasonably necessary to enforce the withholding requirements including without limitation withholding the appropriate amount from the proceeds of any stock sale by the participant. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof), provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire immediately following the Exercise Date.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof). A participant in the Plan will be issued a stock certificate as of the Exercise Date, and the balance of any payroll deductions credited to a participant's account during the Offering Period shall be delivered to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Registration of Certificates. Certificates will be registered only in the name of the participant. If a participant submits a written request to the Committee, the Committee may cause the certificates to be issued in the participant's name jointly with a member of his or her family with right of survivorship.

         10.      Withdrawal.

         (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form approved by the Committee. All of the participant's payroll deductions credited to his or her account shall be paid to such participant after receipt of notice of withdrawal as soon as administratively practicable and such participant's option for the Offering Period shall be automatically terminated. Payroll deductions for the purchase of shares during the Offering Period shall cease as soon as administratively practicable. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Termination of Employment. Upon a participant's ceasing to be an Employee of the Company for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13.      Stock.

         (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 175,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the participants in such manner as it may determine in its sole discretion.

         (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

         14. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

         15.      Designation of Beneficiary.

         (a) A participant may designate, on the subscription agreement filed with the Committee, a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date but prior to delivery of such shares and cash to the participant. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the estate of the participant.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the

Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18.      Adjustments Upon Changes in Capitalization, Merger or Asset
Sale.

         (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         (b) Change of Control. In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee's setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Change of Control. The participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

         19.      Amendment or Termination.

         (a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

         (b) This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Board or Committee. Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Board or Committee. Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         22. Term of Plan. The Plan shall become effective upon its adoption by the Board, but shall be subject to its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

         23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                           ARI NETWORK SERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, a shareholder of ARI Network Services, Inc. (the "Company"), hereby appoints Brian E. Dearing and Timothy Sherlock, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on October 25, 2002, at the 2002 Annual Meeting of Shareholders of the Company to be held on December 12, 2002 at 9:00 a.m. and at any and all adjournments thereof.

        1.      ELECTION OF DIRECTORS:

                [ ]  FOR the nominee below to serve       [ ]  WITHHOLD AUTHORITY to vote
                     until the Company's 2005 Annual           for the nominee listed
                     Meeting and until his successor           below.
                     is elected and qualified (except as
                     marked to the contrary below).


                                BRIAN E. DEARING


        2.      To approve amendments to the Company's 2000 Stock Option Plan.

                [ ]  FOR                [ ] AGAINST              [ ]  ABSTAIN

        3.      To approve an amendment to the Company's 2000 Employee Stock
                Purchase Plan.

                [ ]  FOR                [ ] AGAINST              [ ]  ABSTAIN


        4.      To ratify the selection of Ernst & Young LLP as the Company's
                Independent Public Accountants for fiscal 2003.

                [ ]  FOR                [ ] AGAINST              [ ]  ABSTAIN

        5. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2002
                Annual Meeting and at any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS.

        Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:                       , 2002
     -----------------------



----------------------------------------------
(Signature of Shareholder)



----------------------------------------------
(Signature of  Shareholder - if held jointly)

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.



                                       2